Exhibit 99.1
     Pursuant to Rule 13d-l(k)(l)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.
Dated: February 14, 2008

Vivo Ventures Fund V, L.P.,

By:		Vivo Ventures V, LLC,
Its:		General Partner

	By:	/s/ Frank Kung Frank Kung, Member

Vivo Ventures V, LLC

	By:	/s/ Frank Kung

Frank Kung, Member

/s/ Frank Kung

Frank Kung

/s/ Dr. Albert Cha

Dr. Albert Cha

/s/ Edgar Engleman

Edgar Engleman